                                                                    EXHIBIT 4.1

                             HA-LO INDUSTRIES, INC.
                                 1997 STOCK PLAN
                            (AMENDED AND RESTATED)*

1.       PREAMBLE.

         In 1997, HA-LO Industries, Inc. (the "Company") established the HA-LO Industries, Inc. 1997 Stock Plan (the "Plan") as a means whereby the Company may, through awards of (i) stock appreciation rights ("SARs"), (ii) non-qualified stock options ("NSOs"), (iii) restricted stock ("Restricted Stock"), and (iv) phantom stock ("Phantom Stock"):

         (a) provide employees who have substantial responsibilities for the direction and management of the Company and other employees of the Company with additional incentive to promote the success of the Company's business;

         (b) enable such employees to acquire proprietary interests in the Company;

         (c) encourage such employees to remain in the employ of the Company;

         (d) provide Officers and Directors of the Company (who are not otherwise employees of the Company) with additional incentive to promote the success of the Company's business; and

         (e) provide Sales Representatives with an incentive to remain associated with the Company and to promote the success of the Company's business.

         By action of the Board of Directors of the Company, the Plan was approved. The terms of the Plan are contained herein.

         The provisions of this Plan do not apply to or affect any option, SAR, or stock heretofore or hereafter granted under any other stock plan of the Company, and all such options, SARs or stock continue to be governed by and subject to the applicable provisions of the plan under which they were granted. Restrictive provisions contained in any amendments to, or restatements of, this Plan do not apply to or affect any option, SAR, or stock heretofore granted under this Plan, and all such options, SARs or stock continue to be governed by and subject to the applicable provisions of this Plan in effect at the time they were granted.

----------------------
         *  Amended as of May 18, 2000.


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2.       DEFINITIONS.

         2.01 "BOARD" or "BOARD OF DIRECTORS" means the board of directors of the Company.

         2.02 "CAUSE" means, as determined in the sole discretion of the Board, a Participant's (1) commission of a felony; (2) dishonesty or misrepresentation involving the Company; (3) serious misconduct in the performance or non-performance of Participant's responsibilities to the Company;
(4) violation of a material condition of employment; (5) unauthorized use of trade secrets or confidential information; (6) aiding a competitor of the Company.

         2.03 "CHANGE IN CONTROL" means, the occurrence of any one of the following events:

                  (a) any consolidation or merger of the Company, if the Company is not the continuing or surviving corporation or which contemplates that all or substantially all of the business and/or assets of the Company shall be controlled by another corporation or a recapitalization in which the current controlling stockholders do not continue to be the controlling stockholders;

                  (b) any sale, lease, exchange or transfer (in one transaction or series of related transactions) of all or substantially all of the assets of the Company;

                  (c) approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company, unless such plan or proposal is abandoned within 60 days following such approval;

                  (d) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than a person who is a stockholder of the Company on the Option Date, who shall become the beneficial owner of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities ordinarily having the right to vote in the election of directors;

                  (e) any sale, exchange or transfer (other than transfers among affiliated entities, i.e. entities controlling, controlled by or under common control with, the transferor) of securities of the Company representing more than 50% of (i) the total fair market value of the Company's then outstanding equity securities, or (ii) the combined voting power of the Company's then outstanding securities ordinarily having the right to vote in the election of directors, whether pursuant to a tender or exchange offer, open market offering, purchase or sale, privately negotiated purchase and sale or otherwise; or

                  (f) if during a period of two consecutive years from the Option Date, individuals who at the beginning of such period constituted the directors of the Company cease for any reason to constitute a majority thereof, unless the election, or nomination for election by the Company's stockholders, of each director of the Company first elected


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         during such period was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of any such period.

         2.04 "CODE" means the Internal Revenue Code of 1986, as it exists now and as it may be amended from time to time.

         2.05 "COMMITTEE" means the Compensation Committee of the Board of Directors. Each member of the Committee shall (a) be a "Non-Employee Director" as determined under Rule 16b-3(b)(3)(i) of the Exchange Act and (b) be an "Outside Director" as determined under Treasury Regulation 26 CFR Section 1.162-27(e)(3) or any successor regulation thereto. Once appointed, the members of the Committee shall continue to serve until otherwise directed by the Board of Directors.

         2.06 "COMMON STOCK" means the common stock of the Company, no par value.

         2.07 "COMPANY" shall means HA-LO Industries, Inc., an Illinois corporation, any successor thereto and any subsidiary thereof.

         2.08     "DIRECTOR" means a member of the Board.

         2.09 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as it exists now or from time to time may hereafter be amended.

         2.10 "FAIR MARKET VALUE" means, at the discretion of the Company in each case, either (a) the mean between the bid and asked prices or (b) the last sale price, as of the close of business on the day Fair Market Value is to be determined, for Common Stock as reported by the NASDAQ System or any other stock exchange on which the Common Stock is traded. If Common Stock is not traded on that day, then the Fair Market Value shall be determined as of the next preceding day on which such stock was traded. If trading of the Common Stock is not reported by the NASDAQ System or on a stock exchange, Fair Market Value will be determined by the Board based upon the best available data.

         2.11 "NAKED SAR" means a SAR issued not in connection with a ISO or NSO.

         2.12 "NSO" means non-qualified stock options, which are NOT intended to qualify under Section 422 of the Code.

         2.13     "OFFICER" means a corporate officer of the Company.

         2.14 "OPTION" means the right of a participant to purchase a specified number of shares of Common Stock, subject to the terms and conditions of the Plan.

         2.15 "OPTION DATE" means the date upon which an Option, SAR, Restricted Stock or


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Phantom Stock is awarded to a Participant under the Plan.

         2.16 "OPTION PRICE" means the price per share at which an Option may be exercised.

         2.17 "PARTICIPANT" means an individual to whom an Option, SAR, Phantom Stock or Restricted Stock has been granted under the Plan.

         2.18 "PHANTOM STOCK" means a hypothetical share of Common Stock issued as phantom stock under the Plan.

         2.19 "PLAN" means the HA-LO Industries, Inc. 1997 Stock Plan, as set forth herein and as from time to time amended.

         2.20 "RESTRICTED STOCK" means Common Stock awarded to a Participant pursuant to this Plan and subject to the restrictions contained in Section 8.

         2.21 "SALES REPRESENTATIVE" means an independent contractor who has an arrangement with the Company, whether or not exclusively, to market, promote and sell the Company's products.

         2.22 "SAR" means a stock appreciation right. A SAR may be a Naked SAR or a Tandem SAR.

         2.23 "TANDEM SAR" means a SAR associated with and issued in connection with an Option.

         2.24     RULES OF CONSTRUCTION.

         (a) GOVERNING LAW. The construction and operation of this Plan are governed by the laws of the State of Illinois.

         (b) UNDEFINED TERMS. Unless the context requires another meaning, any term not specifically defined in this Plan has the meaning given to it by the Code.

         (c) HEADINGS. All headings in this Plan are for reference only and are not to be utilized in construing the Plan.

         (d) GENDER. Unless clearly appropriate, all nouns of whatever gender refer indifferently to persons or objects of any gender.

         (e) SINGULAR AND PLURAL. Unless clearly inappropriate, singular terms refer also to the plural and VICE VERSA.


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         (f)      SEVERABILITY. If any provision of this Plan is determined to be illegal or invalid for any reason, the remaining provisions are to continue in full force and effect and to be construed and enforced as if the illegal or invalid provision did not exist, unless the continuance of the Plan in such circumstances is not consistent with its purposes.

3.       STOCK SUBJECT TO THE PLAN.

         Except as otherwise provided in Section 12, the aggregate number of shares of Common Stock that may be issued under Options or as Restricted Stock, under this Plan may not exceed Twelve Million (12,000,000) shares. Reserved shares may be either authorized but unissued shares or treasury shares, in the Board's discretion. If any awards hereunder shall terminate or expire, as to any number of shares, new NSOs and Restricted Stock may thereafter be awarded with respect to such shares. The aggregate number of shares of Common Stock that may be issued under Options, as Restricted Stock or upon which SARs or Phantom Stock may be awarded to any one Participant may not exceed 500,000, as may be adjusted pursuant to Section 12.

4.       ADMINISTRATION.

         The Plan is administered by the Committee. In addition to any other powers set forth in this Plan, the Committee has the following powers:

         (a) to construe and interpret the Plan, including the power to remedy any ambiguities or inconsistencies in the Plan document;

         (b) to establish, amend and rescind appropriate rules and regulations relating to the Plan;

         (c) subject to the express provisions of the Plan, to determine the individuals who will receive awards of Options, Restricted Stock, Phantom Stock and/or SARs, the times when they will receive them, the number of shares to be subject to each award and the Option Price, payment terms, payment method, and expiration date applicable to each award;

         (d) to contest on behalf of the Company or Participants, at the expense of the Company, any ruling or decision on any matter relating to the Plan or to any awards of NSOs, Restricted Stock, Phantom Stock and/or SARs;

         (e) generally, to administer the Plan, and to take all such steps and make all such determinations in connection with the Plan and the awards of NSOs, Restricted Stock, Phantom Stock and/or SARs granted thereunder as it may deem necessary or advisable;


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         (f)      to determine the form in which payment of a SAR or a Phantom
                  Stock award granted hereunder will be made (i.e., cash, Common Stock or a combination thereof) or to approve a participant's election to receive cash in whole or in part in settlement of the SAR or Phantom Stock award; and

         (g) to determine the form in which tax withholding under Section 15 of this Plan will be made.

         The Committee may delegate some or all of its power to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, that (i) the Committee may not delegate its power with regard to the grant of an award of an NSO, Restricted Stock, Phantom Stock and/or an SAR to any person who is a "covered employee" within the meaning of
Section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the period such an award to such employee would be outstanding and (ii) the Committee may not delegate its power with regard to the selection for participation in this Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award of an NSO, Restricted Stock, Phantom Stock and/or an SAR to such an officer or other person.

5.       ELIGIBILITY.

         The Committee shall have the power to award Options, SARs, Restricted Stock, and Phantom Stock. Subject to the provisions of the Plan, the Committee shall determine from time to time those employees, Directors and Officers of the Company and Sales Representatives who shall be designated as Participants and the number, if any, of Options, SARs, Restricted Stock, and Phantom Stock, or any combination thereof, to be awarded to each such participant.

6.       TERMS AND CONDITIONS OF NON-QUALIFIED STOCK OPTION.

         The Committee may, in its discretion, grant NSOs to any Participant under the Plan. Each NSO shall be evidenced by an agreement between the Company and the Participant. Unless the Committee (in its discretion) determines otherwise, each NSO agreement, in such form as is approved by the Committee, shall be subject to the following terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

         (a)      OPTION PERIOD. Each NSO will expire as of the earliest of:

                  (i) the date on which it is forfeited under the provisions of Section 11;

                  (ii) the date three months after the Participant's termination of employment, directorship or relationship with the Company, as applicable, for any reason other than death; or


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                  (iii)    the date six months after the Participant's death.

         (b) OPTION PRICE. At the time of grant, the Committee will fix the Option Price, which will be no less than eighty-five percent (85%) of the Fair Market Value of the shares subject to the NSO on the Option Date.

         (c) OTHER OPTION PROVISIONS. The form of NSO authorized by the Plan may contain such other provisions as the Committee may from time to time determine.

7.       TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

         The Committee may, in its discretion, grant a SAR to any Participant under the Plan. Each SAR shall be evidenced by an agreement between the Company and the Participant, in such form as is approved by the Committee, and may be a Naked SAR or a Tandem SAR. Unless the Committee (in its discretion) determines otherwise, each SAR awarded to Participants under the Plan shall be subject to the following terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

         (a) TANDEM SARs. Tandem SARs shall terminate on the same date as the related NSO. A Tandem SAR shall be exercisable only if the Fair Market Value of a share of Common Stock on the date of surrender exceeds the Fair Market Value of the Common Stock on the Option Date, if related to an NSO, and then shall be exercisable to the extent, and only to the extent, that the related NSO is exercisable. A Tandem SAR shall entitle the Participant to whom it is granted the right to elect, so long as such Tandem SAR is exercisable and subject to such limitations as the Committee shall have imposed, to surrender any then exercisable portion of his related NSO, in whole or in part, and receive from the Company in exchange, without any payment of cash (except for applicable employee withholding taxes), that number of shares of Common Stock having an aggregate Fair Market Value on the date of surrender equal to the product of (i) the excess of the Fair Market Value of a share of Common Stock on the date of surrender over the per share Option Price under such NSO or the Fair Market Value of the Common Stock on the Option Date, if such SAR is related to an NSO and (ii) the number of shares of Common Stock subject to such NSO or portion thereof which is surrendered. Any NSO or portion thereof which is surrendered shall no longer be exercisable. The Committee, in its sole discretion, may allow the Company to settle all or part of the Company's obligation arising out of the exercise of a Tandem SAR by the payment of cash equal to the aggregate Fair Market Value of the shares of Common Stock which the Company would otherwise be obligated to deliver.


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

         (b) NAKED SARs. Naked SARs shall terminate as provided in the Participant's SAR agreement. The Committee may at the time of granting any Naked SAR add such conditions and limitations to the Naked SAR as it shall deem advisable, including but not limited to, limitations on the period within which the Naked SAR shall be exercisable and the maximum amount of appreciation to be recognized with regard to such Naked SAR.

         (c) OTHER CONDITIONS. If a Participant is subject to Section 16(a) and Section 16(b) of the Exchange Act, the Committee may at any time add such additional conditions and limitations to such SAR which, in its discretion, the Committee deems necessary or desirable in order to comply with such Section 16(a) or Section 16(b) and the rules and regulations issued thereunder, or in order to obtain any exemption therefrom.

8.       TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS.

         The Committee, in its discretion, may grant Restricted Stock to any Participant under the Plan. Each grant of Restricted Stock shall be evidenced by an agreement between the Company and the Participant. Unless the Committee (in its discretion) determines otherwise, all shares of Common Stock awarded to Participants under the Plan as Restricted Stock shall be subject to the following terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

         (a) RESTRICTED PERIOD. Shares of Restricted Stock awarded to Participants may not be sold, transferred, pledged or otherwise encumbered before they vest. Subject to the provisions of subparagraphs (b) and (c) below and any other restrictions imposed by law, any shares of Restricted Stock that vest will be transferred, to the Participant or, in the event of his death, to the beneficiary or beneficiaries designated by writing filed by the Participant with the Committee for such purpose or, if none, to his estate. Delivery of shares in accordance with the preceding sentence shall be made within the thirty-day period after they vest.

         (b) FORFEITURES. A Participant shall forfeit all unpaid accumulated dividends and all shares of Restricted Stock which have not vested prior to the date that his employment, membership on the Board, if a Director, or relationship, if a Sales Representative with the Company is terminated for any reason.

         (c) CERTIFICATES DEPOSITED WITH COMPANY. Each certificate issued in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited with the Company. Each such certificate shall bear the following (or a similar) legend:

                  "The transferability of this certificate and the shares of stock represented hereby


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

                  are subject to the terms and conditions (including forfeiture) relating to Restricted Stock contained in the HA-LO Industries, Inc. 1997 Stock Plan (Amended and Restated) and an agreement entered into between the registered owner and HA-LO Industries, Inc. Copies of such Plan and agreement are on file at the principal office of HA-LO Industries, Inc."

         (d) STOCKHOLDER RIGHTS. Subject to the foregoing restrictions, each Participant shall have all the rights of a stockholder with respect to his shares of Restricted Stock including, but not limited to, the right to vote such shares.

         (e) DIVIDENDS. On each Common Stock dividend payment date, each Participant shall receive an amount equal to the dividend paid on that date on a share of Common Stock, multiplied by his number of shares of Restricted Stock.

9.       TERMS AND CONDITIONS OF PHANTOM STOCK.

         The Committee may, in its discretion, award Phantom Stock to any Participant under the Plan. Each award of Phantom Stock shall be evidenced by an agreement between the Company and the Participant. The Committee may at the time of awarding any Phantom Stock add such additional conditions and limitations to the Phantom Stock as it shall deem advisable, including, but not limited to, the right for Participants to receive payments equivalent to dividends paid on Common Stock, limitations on the period or periods within which the Phantom Stock may be surrendered, and the maximum amount of appreciation to be recognized with regard to such Phantom Stock. If a Participant is subject to
Section 16(a) and Section 16(b) of the Exchange Act, the Committee may at any time add such additional conditions and limitations to such Phantom Stock which, in its discretion, the Committee deems necessary or desirable in order to comply with such Section 16(a) or Section 16(b) and the rules and regulations issued thereunder, or in order to obtain any exemption therefrom. An award of Phantom Stock shall entitle the Participant to whom it is awarded the right to elect, so long as such Phantom Stock is vested and subject to such limitations as the Committee shall have imposed, to surrender any then vested portion of the Phantom Stock, in whole or in part, and receive from the Company in exchange therefor the Fair Market Value on the date of surrender of the Common Stock to which the surrendered Phantom Stock relates in cash or in shares of Common Stock as the Committee may determine.


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

10.      MANNER OF EXERCISE OF OPTIONS.

         To exercise an Option in whole or in part, a Participant (or, after his death, his executor or administrator) must give written notice to the Committee, stating the number of shares to which he intends to exercise the Option. The Company will issue the shares with respect to which the Option is exercised upon payment in full of the Option Price. Upon receipt of such notice, and prior to issuance of shares, the Company may require the Participant (or after his death, his executor or administrator) to pay to the Company any and all amounts which the Participant may owe the Company on such date. The Option Price may be paid in cash, certified bank check or by delivery of irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds necessary to pay for all Common Stock acquired through such exercise and any tax withholding obligations resulting from such exercise. At the discretion of the Company, the Option Price may also be paid in shares of Common Stock having an aggregate Fair Market Value, as determined on the date of delivery, equal to the Option Price. At the discretion of the Company, the Option Price may be paid in shares of Common Stock which were received by the Participant upon the exercise of one or more Options, including shares which the Participant directs the Company to withhold for the purpose of paying the Option Price from shares the Participant would have received upon the exercise of the Option. At the discretion of the Company, the Option Price may be paid in shares of Common Stock which were received by the Participant as an award of Restricted Stock under the Plan. The Option Price may be paid by surrender of Tandem SARs equal to the Option Price.

11.      VESTING.

                  (a) A Participant may not exercise an Option or surrender a SAR or Phantom Stock until it has become vested. The portion of an Option, SAR or Phantom Stock award that is vested depends upon the period that has elapsed since the Option Date. The following schedule applies to any Options granted under this Plan, to Restricted Stock, SARs, and Phantom Stock awarded under this Plan unless the Committee establishes a different vesting schedule (as set forth in the agreement between the Participant and the Company that governs such award) at the time when an Option is granted or the Restricted Stock, SAR or Phantom Stock is awarded:

                    Number of Years
                    Since Option Date                          Vested Percentage
                    -----------------                          -----------------
                    Fewer than one                                       0%
                    One but fewer than two                              20%
                    Two but fewer than three                   40%
                    Three but fewer than four                  60%
                    Four but fewer than five                   80%
                    Five or more                                       100%

         If a Participant's employment with, or if a Director, his membership on the Board of, or if a Sales Representative, his relationship with, the Company terminates for any reason, he will be deemed to have forfeited, as of the date of such termination, any Options, Restricted Stock, SARs and/or Phantom Stock that are not yet vested as of such date. A transfer from the Company to a subsidiary or affiliate, or VICE VERSA is not a termination of employment for purposes of this Plan. Notwithstanding the vesting schedule contained herein or in the Participant's agreement, if the Participant's employment, or if a Director, his membership on the Board, or if a Sales Representative, his relationship is terminated for Cause, the Participant's Vested Percentage shall be 0%, and he shall forfeit all Options, SARs, Restricted Stock and/or Phantom Stock, automatically and without any action being required on the part of the Company, effective as of delivery of notice that his termination was for Cause.

                  (b) Notwithstanding the provisions of Section 11(a) or anything contained in a Participant's agreement to the contrary, upon a Change in Control all Options, Restricted Stock, SARs and/or Phantom Stock shall become 100% vested and immediately exercisable; PROVIDED, HOWEVER, that the terms of this Section 11(b) shall NOT apply to Options, Restricted Stock, SARs and/or Phantom Stock granted after May 18, 2000.

12.      ADJUSTMENTS TO REFLECT CHANGES IN CAPITAL STRUCTURE.

         If there is any change in the corporate structure or shares of the Company, the Board of Directors may make any adjustments necessary to prevent accretion, or to protect against dilution, in the number and kind of shares authorized by the Plan and, with respect to outstanding Options, Restricted Stock, Phantom Stock and/or SARs, in the number and kind of shares covered thereby and in the applicable Option Price. For the purpose of this Section 12, a change in the corporate structure or shares of the Company includes, without limitation, any change resulting from a recapitalization, stock split, stock dividend, consolidation, rights offering, spin-off, reorganization, or liquidation and any transaction in which shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation.

13.      LIMITED TRANSFERABILITY OF OPTIONS, SARS AND PHANTOM STOCK.

         The Options and SARs granted or Phantom Stock awarded under the Plan are not transferable, voluntarily or involuntarily, other than by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code; PROVIDED, HOWEVER, that Options may be transferred in whole or in part during the Participant's lifetime by gift to one or more members of the Participant's family, to a trust in which the Participant's family members have more than fifty percent of the beneficial interest, to a foundation in which the Participant or his or her family members control the management of assets, or to any other entity in which the Participant or his or her family members own more than fifty percent of the voting interests. Notwithstanding the foregoing, Options may not be transferred for value; PROVIDED, HOWEVER, that the following transactions are not prohibited transfers for value:

         (i) a transfer under a domestic relations order in settlement of marital property rights; and

         (ii) a transfer to an entity in which more than fifty percent of the voting interests are owned by the Participant or his or her family members in exchange for an interest in that entity.

The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the Option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate.

14.      RIGHTS AS STOCKHOLDER.

         No Common Stock may be delivered upon the exercise of any Option until full payment has been made. A Participant has no rights whatsoever as a stockholder with respect to any shares covered by an Option until the date of the issuance of a stock certificate for the shares. A Participant who has been granted SARs or Phantom Stock shall have no rights whatsoever as a stockholder with respect to such SARs or Phantom Stock.

15.      WITHHOLDING TAX.

         The Company shall have the right to withhold in cash or shares of Common Stock with respect to any payments made to Participants under the Plan any taxes required by law to be withheld because of such payments. Notwithstanding the foregoing, with respect to a Participant subject to Section 16(a) or 16(b) of the Exchange Act, all amounts required to be withheld upon either (i) the vesting of Restricted Stock or (ii) the exercise of a SAR or surrender of Phantom Stock which had a set duration and for which payment is made in Common Stock, shall automatically be withheld in Common Stock otherwise deliverable to the Participant and having a Fair Market Value determined on the date the income is includable in the Participant's income equal to the amount of taxes required to be withheld.

16.      NO RIGHT TO EMPLOYMENT.

         Participation in the Plan will not give any Participant a right to be retained as an employee of the Company, or any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the Plan.


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

17.      AMENDMENT OF THE PLAN.

         The Board of Directors may from time to time amend or revise the terms of this Plan in whole or in part and may without limitation, adopt any amendment deemed necessary; provided, however, that no change in any award previously granted to a Participant may be made that would impair the rights of the Participant without the Participant's consent.

18.      CONDITIONS UPON ISSUANCE OF SHARES.

         An Option shall not be exercisable, a share of Common Stock shall not be issued pursuant to the exercise of an Option, and Restricted Stock shall not be awarded until such time as the award of Restricted Stock, exercise of such Option and the issuance and delivery of such share pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares of Common stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Common Stock is being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

19.      EFFECTIVE DATE AND TERMINATION OF PLAN.

         19.1     EFFECTIVE DATE. This Plan is effective as of January 1, 1997.

         19.02 TERMINATION OF THE PLAN. The Board of Directors may terminate the Plan at any time with respect to any shares that are not then subject to Options or Restricted Stock. Termination of the Plan will not affect the rights and obligations of any Participant with respect to Options, SARs, Phantom Stock or Restricted Stock awarded before termination.

20.      DIRECTOR STOCK OPTIONS.

         (a) Each Director who is not otherwise an employee of the Company from and after the effective date of the Plan shall, at the first regularly scheduled meeting of the Board held after January 1 of each calendar year, automatically be granted NSOs to purchase ten thousand (10,000) shares of Common Stock having an exercise price per share equal to 100% of the Fair Market Value of the Common Stock at the Option Date.

         (b)      Each Director's interest in any NSO granted pursuant to this
                  Section 20 shall vest ratably over a period of twelve months from the Option Date; provided, however, such NSO may not be exercised at any time prior to six months after the Option Date. NSOs granted pursuant to this Section 20 shall expire ten years from the


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                  Option Date.

         (c) In the event that the number of shares of Common Stock available for future grant under the Plan is insufficient to make all automatic grants required to be made on such date, then all non-employee Directors entitled to a grant on such date shall share ratably in the number of NSOs on shares available for grant under the Plan.

         (d) The provisions of paragraph (a) of this Section 20 may not be amended more often than once every six months. Except as expressly provided in this Section 20, any NSO granted hereunder shall be subject to the terms and conditions of the Plan if the grant were made pursuant to Section 6 hereof.






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